Exhibit 10.3

June 11, 2010

China United Coal Bed Methane Corporation Ltd. ("CUCBM"):

RE:	Coal Bed Methane Gas Sales Agreement for Shouyang Project ("GSA") by and between CUCBM and Shanxi Provincial Guoxin Energy Development Group Co. Ltd. ("Buyer")

Thank you for your letter titled "Regarding Shouyang Project CBM Purchase and Sale Contract dated June 8, 2010," identified as CUCBM Business Management Dept. document No. [2020]25.  We are pleased with the completion of the negotiations and finalization of the GSA in accordance with Section 14.6.1 of the Shouyang PSC.  We accept the current terms of the GSA.

Neither the GSA nor your letter will modify any rights of FEEB under the Shouyang PSC.

Yours truly,

FAR EAST ENERGY (BERMUDA), LTD.

/s/ Michael R. McElwrath
Name: Michael R. McElwrath
Title: Chairman